Exhibit 5.12

[Letterhead of Frost Brown Todd LLC]

January 29, 2004

Laidlaw International, Inc.
55 Shuman Boulevard
Napierville, IL 60563

Jones Day
77 W. Wacker Drive
Chicago, IL 60601

Re:	Laidlaw International, Inc. and its Subsidiaries
Registration Statement on Form S-4 Related to Exchange of
$406,000,000 Principal Amount of 10¾% Senior Notes Due June 15, 2011 of
Laidlaw International, Inc. for New Exchange Notes

Ladies and Gentlemen:

     We have acted as special counsel in the Commonwealth of Kentucky (sometimes referred to as the “Commonwealth”) and the State of Tennessee (sometimes referred to as the “State”) for EmCare of Kentucky, Inc., a Kentucky corporation (the “Kentucky Guarantor”) and EmCare of Tennessee, Inc., a Tennessee corporation (the “Tennessee Guarantor” and together with the Kentucky Guarantor, the “Designated Guarantors”), with respect to certain legal matters in connection with the Registration Statement on Form S-4 (the “Registration Statement”), dated the date hereof, and filed or to be filed with the Securities and Exchange Commission (the “Commission”) in connection with the registration by Laidlaw International, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”) of (i) the offer and exchange by the Company (the “Exchange Offer”) of $406,000,000 aggregate principal amount of its 10¾% Senior Notes due June 15, 2011 (the “Initial Notes”), for a new series of notes bearing substantially identical terms and in like principal amount (the “Exchange Notes” and together with the Initial Notes, the “Notes”) and (ii) the Guarantees of certain subsidiaries of the Company, including the Designated Guarantors of the Initial Notes and the Exchange Notes. The Initial Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of June 3, 2003 among the Company, the Guarantors named therein, including the Designated Guarantors, and Deutsche Bank Trust Company Americas, as Trustee, and the First Supplemental Indenture dated as of June 18, 2003 among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee (the “Indenture” and the First Supplemental Indenture, collectively, the “Indenture”). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is filed as an exhibit. All capitalized terms not defined herein shall have the same meanings assigned to them in the Indenture and/or the

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Registration Statement. The term “Relevant States,” as used herein, shall refer to the individual State and Commonwealth set forth above or to such State and Commonwealth collectively as the context requires.

     In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments include the following:

A.	the Indenture;

B.	the Registration Rights Agreement;

C.	the Registration Statement;

D.	the Guarantees to be executed by the Designated Guarantors in connection with the Exchange Offer and the registration of the Exchange Notes (the “Exchange Guarantees”);

E.	certified copies of resolutions of the Board of Directors of the Kentucky Guarantor and the Tennessee Guarantor authorizing and relating to the Indenture, the Purchase Agreement, the Registration Rights Agreement, the Exchange Guarantee, the Exchange Offer and the filing of the Registration Statement with the Commission and the transactions contemplated thereby;

F.	certified copies of the Articles of Incorporation of the Kentucky Guarantor and the Tennessee Guarantor, each dated May 12, 2003;

G.	certified copies of the Bylaws of the Kentucky Guarantor and the Tennessee Guarantor, as amended;

H.	Certificate of Existence of the Kentucky Guarantor from the Secretary of State of the Commonwealth of Kentucky (the “Kentucky Secretary of State”) dated January 7, 2004;

I.	the corporate data and information published by the Kentucky Secretary of State on its website respecting the “good standing” of the Kentucky Guarantor as of the date of this opinion letter;

J.	Certificate of Existence for the Tennessee Guarantor from the Secretary of State of the State of Tennessee (the “Tennessee Secretary of State”) dated January 7, 2004;

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K.	the corporate data and information published by the Tennessee Secretary of State respecting the existence and status of the Tennessee Guarantor as of the date of this opinion letter; and

L.	an Officer’s Certificate dated the date hereof and delivered to this firm by the Designated Guarantors in connection with the Exchange Offer and the filing of the Registration Statement with the Commission.

The documents identified as (i) items A through D above are collectively referred to herein as the “Transaction Documents”, and (ii) items E through L are collectively referred to as the “Constituent Documents.”

     We have been furnished with, and with your consent have relied upon, certificates of officers of the Designated Guarantors with respect to certain factual matters, copies of which have been delivered to the Trustee. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary, copies of which have been delivered to the Company and the Trustee. In all such examinations, we have assumed that the signatures of persons and entities signing all documents in connection with which this opinion is rendered are genuine (other than the signatures of the Designated Guarantors on the Exchange Guarantees), all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic documents. We have further relied upon and assumed the accuracy and completeness of all certificates and other statements, documents and records reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Transaction Documents, in each case with respect to the factual matters set forth therein.

     In rendering the opinions hereinafter set forth, we have assumed that there has occurred due execution and delivery of the Transaction Documents by all parties thereto and all documentation in connection therewith, other than with respect to the execution and delivery of the Exchange Guarantees and all documents in connection therewith by the Designated Guarantors. Additionally, we have, with your consent, assumed and relied upon the following:

     (i)  That the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws, including the Securities Act, and in the manner described in the Registration Statement.

     (ii)  That (y) all parties to the documents reviewed by us (other than the Designated Guarantors) are duly organized, validly existing and in good standing under the laws of all jurisdictions where they are organized, conducting their businesses or otherwise required to be qualified, and have full power and authority to execute, deliver and perform their duties under such documents, and such execution, delivery and performance are proper undertakings by such

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parties, are permitted by applicable law (other than the laws of the Relevant States to the extent expressly provided in our opinions below), and are within the scope of their respective enumerated powers, and all such documents have been duly authorized, by such parties (other than the Designated Guarantors), and (z) all parties to the documents reviewed by us (other than the Designated Guarantors) have duly executed and delivered such documents, and all of the proceedings and undertakings which are necessary in order for such parties (other than the Designated Guarantors) to execute and deliver such documents and perform their duties thereunder have been properly carried out in accordance with the requirements of applicable law (other than the laws of the Relevant States expressly provided in our opinions below);

     (iii)  That the Transaction Documents constitute the legal, valid and binding obligations of all parties thereto (other than the Designated Guarantors), the Transaction Documents are enforceable against the parties thereto (other than the Designated Guarantors) in accordance with their respective terms;

     (iv)  That all parties to the Transaction Documents acted, and the extension of credit in connection with the issuance, sale and purchase of the Notes were or will be made, in good faith as required by, and within the meaning of, Section 364(e) of the Bankruptcy Code;

     As indicated above, we are special Kentucky and Tennessee counsel for the Designated Guarantors and wish to emphasize that (x) we have not participated in the negotiation or preparation of the Registration Statement, the Indenture or the Exchange Guarantees, except that advice was rendered as to the conformance of the Exchange Guarantees with the Relevant State laws; (y) we have not represented the Designated Guarantors except in connection with the transactions contemplated by the Transaction Documents; and (z) our knowledge concerning the Designated Guarantors has been obtained solely in connection with such transactions. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices).

     Subject to the foregoing assumptions and the following qualifications, we are of the opinion that:

     1.     The Kentucky Guarantor is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky, and the Tennessee Guarantor is a corporation validly existing and in good standing under the laws of the State of Tennessee.

     2.     Each Designated Guarantor had, as of the date of the Indenture, all requisite corporate power and authority to enter into, and as of the date hereof, has all requisite corporate power and authority to perform its obligations under, the Indenture.

     3.     The execution, delivery and performance of the Indenture to which each of the Designated Guarantors is a party have been duly authorized by all necessary corporate action on

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the part of the Designated Guarantors.

     4.     When (i) the Registration Statement has been declared effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the Holders thereof in exchange for the Initial Notes, and (iv) the Exchange Guarantees have been duly executed and delivered, and assuming for purposes of this opinion only that the substantive laws of the Relevant States apply, the obligations arising under the Exchange Guarantees will become valid and binding on the Designated Guarantors, enforceable against the Designated Guarantors in accordance with their respective terms.

     Our opinions above are subject to the qualifications that:

     A.     Insofar as the opinions contained in this letter relate to the validity or enforceability of any document or instrument, they are subject to (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the rights of creditors generally, as well as by limitations imposed upon creditors generally by the constitutions of the United States and the Relevant States; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, the enforcement of any of the Holders’ and the Trustee’s rights may in all cases be subject to an implied duty of good faith on its part. Accordingly, we express no opinion as to the extent to which any provision may be specifically enforced, except as set forth herein.

     B.     We express no opinion as to the validity or enforceability of any particular provision of any of the Transaction Documents relating to: (i) the availability of any specific or equitable relief of any kind; (ii) the collection of interest on overdue interest or providing for a penalty rate of interest that is unreasonable in amount or late charges on overdue or defaulted obligations that are unreasonable in amount; (iii) the recovery of attorneys’ fees and costs unreasonable in amount and, in the Commonwealth, beyond those permitted by KRS §411.195 and KRS §453.260; (iv) the survivability of any term, covenant or condition contained in the Transaction Documents after the termination of the applicable Transaction Documents; (v) the grant of any party or the Trustee powers of attorney to any party or the Trustee; (vi) exculpation clauses and clauses relating to releases or waivers of unmatured claims or rights; or (vii) the appointment of a receiver without judicial approval.

     D.     In addition, we express no opinion as to the validity and enforceability of any provision in any Transaction Document to the extent that such provision purports to: (i) vary, waive, or release the Trustee or any party from the obligation to comply with, any requirement of diligent performance, commercial reasonableness, good faith, notice or other duty of care with respect to the recognition or preservation of any rights of any Designated Guarantor; (ii) require any Designated Guarantor to indemnify or hold any party or the Trustee harmless from (A) the consequences of any willful misconduct or negligent or other wrongful or unlawful act or omission on the part of any party or Trustee, or (B) any personal liability of any officer, director or employee of any party or Trustee; (iii) constitute a waiver by any Designated Guarantor of

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(A)  any statutory right except where advance waiver is expressly permitted by the relevant statute; (B) rights of redemption or appraisal, or the benefits of any law which exempts property from liability for debt; or (iv) nullify the effect of a lack of validity or enforceability of a Transaction Document; (v) preclude the modification of the Transaction Documents through conduct, custom or course of performance, action or dealing; or (vi) waive or change any rules of civil procedures or which may be limited by principles of public policy (including, without limitation, the consent to jurisdictions of courts located in a forum other that that in which any party is located).

     E.     The opinions rendered in paragraph 1 as to the valid existence and good standing are based solely on and limited to the Certificates of Existence and the corporate data and information published on the websites of the Kentucky Secretary of State and the Tennessee Secretary of State, all of which are referenced as items H through K in the paragraph listing the documents and records reviewed in giving this opinion.

          We are admitted to practice in the Relevant States. We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the Relevant States. No opinion is expressed regarding the effect of, or compliance with (i) Federal and state antitrust laws, (ii) tax laws, rules and regulations, or (iii) Federal securities laws, including, without limitation, state blue sky laws, the Securities Act and all other laws, statutes and requirements related thereto.

     The opinions expressed in this letter are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as a guaranty or warranty of the matters discussed herein or as representations of fact. We undertake no duty to update our opinion as laws or facts may change after the date hereof. We understand that the addressees have made such independent investigations of the facts as the addressees deemed necessary, and that the determination of the extent of that investigation that is necessary has been made independent of this opinion letter.

     This opinion is rendered only to the Company and Jones Day and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by the Company and Jones Day for any other purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose without our prior written consent, and may not be disclosed, quoted, or filed with a government agency or otherwise referred to without our prior written consent. We, however, do consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” By giving such consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

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Respectfully submitted,

FROST BROWN TODD LLC

By:	/s/ William C. Gullett

William C. Gullett, Member